600 North Hurstbourne Parkway
Suite 300
Louisville, Kentucky 40222
(502) 426-4800
Contact: Gregory A. Wells, Executive Vice President and CFO	Date: January 29, 2013

FOR IMMEDIATE RELEASE

NTS Realty Holdings Limited Partnership Announces Notice of Purported Class Action Lawsuit

Louisville, KY (January 29, 2013) (NYSE MKT: NLP) – NTS Realty Holdings Limited Partnership (the “Company”) announced today that on January 27, 2013, the Company received notice that a putative class action lawsuit was filed on January 25, 2013 in the Jefferson County Circuit Court of the Commonwealth of Kentucky against the Company, each of the members of the board of directors of the Company’s managing general partner, NTS Realty Capital, Inc. (“Realty Capital”), NTS Realty Partners, LLC, Realty Capital, NTS Merger Parent, LLC and NTS Merger Sub (“Merger Sub”) alleging, among other things, that the board of directors breached their fiduciary duties to the unitholders of the Company in connection with the board’s approval of the merger between Merger Sub and the Company (the “Merger”).  The complaint seeks, among other things, to enjoin the defendants from completing the Merger as currently contemplated.

Interested parties are urged to read relevant documents, when and if filed by the Company with the Securities and Exchange Commission because they will contain important information.  NTS will file a proxy statement and other documents regarding the proposed merger with the SEC, and the definitive proxy statement will be sent to unitholders seeking their approval of the matters discussed above at a special meeting of unitholders.  Unitholders are urged to read the proxy statement and any other relevant document when they become available because they will contain important information about the Company, the proposed merger and related matters.  Interested parties may obtain a free copy of the definitive proxy statement (when available) and other documents filed by us with the SEC at the SEC's web site at www.sec.gov.

The Company, its managing general partner and its managing general partner’s directors, executive officers and other members of its management and employees (including J.D. Nichols and Brian F. Lavin) may be deemed participants in the solicitation of proxies from the unitholders of the Company in connection with the proposed transactions.  Information regarding the special interests of persons who may be deemed to be such participants in the proposed transactions will be included in the proxy statement described above.  Additional information regarding the directors and executive officers of the Company’s managing general partner is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 23, 2012, and subsequent statements of changes in beneficial ownership on file with the SEC.  These documents are available free of charge at the SEC’s web site at www.sec.gov.

About NTS Realty Holdings Limited Partnership

The Company currently owns, wholly, as a tenant in common with unaffiliated co-owners, or through joint venture investments with affiliated and unaffiliated third parties, twenty-four properties comprised of fifteen multifamily properties, seven office buildings and business centers and two retail properties.  The properties are located in and around Louisville and Lexington, Kentucky, Nashville and Cordova, Tennessee, Richmond, Virginia, Fort Lauderdale and Orlando, Florida, Indianapolis, Indiana and Atlanta, Georgia.  The Company's limited partnership units are listed on the NYSE MKT platform under the trading symbol of "NLP."

Forward Looking Statements

This press release contains forward looking statements that can be identified by the use of words like “would,” "believe," "expect," "may," "could," "intend," "project," "estimate," or "anticipate." These forward looking statements, implicitly or explicitly, include assumptions underlying the statements and other information with respect to the Company's beliefs, plans, objectives, goals, expectations, estimates, intentions, financial condition, results of operations, future performance and business, including its expectation of, and estimates with respect to, revenues, expenses, earnings, return of and on equity, return on assets, asset quality and other financial data and performance ratios. Although the Company believes that the expectations reflected in its forward looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company's control. Important factors that would cause actual results to differ materially from expectations are disclosed under "Risk Factors" and elsewhere in the Company's most recent annual report on Form 10-K, which was filed on March 23, 2012, and registration statement on Form S-4, which became effective on October 27, 2004.

If one or more of the factors affecting forward looking information and statements proves incorrect, the Company's actual results of operations, financial condition or prospects could differ materially from those expressed in, or implied by, the forward looking information and statements contained in this press release.

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